Exhibit 1.1

Kansas Gas and Electric Company

$250,000,000

First Mortgage Bonds, 4.30% Series due 2044

Purchase Agreement

June 25, 2014

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway

New York, New York 10019

As Representatives of the Initial Purchasers

Ladies and Gentlemen:

Kansas Gas and Electric Company, a corporation organized under the laws of Kansas (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $250,000,000 principal amount of its First Mortgage Bonds, 4.30% Series due 2044 (the “Securities”). The Securities are to be issued under a Mortgage and Deed of Trust, dated as of April 1, 1940 (as heretofore amended and supplemented, the “Original Mortgage”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to Guaranty Trust Company of New York), as Corporate Trustee, (the “Corporate Trustee”) and Richard Tarnas (successor to Judith L. Bartolini, W. A. Spooner, Henry A. Theis, Oliver R. Brooks, Wesley L. Baker, Edwin F. McMichael and R. Amundsen), (the “Individual Trustee,” together with the Corporate Trustee, the “Trustees”). In connection with the issuance of the Securities, the Original Mortgage will be further supplemented by a Sixty-first Supplemental Indenture, to be dated as of July 2, 2014 (the “Supplemental Indenture” and the Original Mortgage as so supplemented, the “Mortgage”). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 21 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 25, 2014 (as amended or supplemented at the date thereof, including any and all exhibits thereto, the “Preliminary Memorandum”), and a final offering memorandum, dated June 25, 2014 (as amended or supplemented at the date thereof, including any and all exhibits thereto, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

1. Representations and Warranties. The Company represents and warrants to each of the Initial Purchasers as of the date of this Agreement that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Kansas with full corporate power and authority to carry on the electric utility business in which it is engaged, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (a “Material Adverse Effect”).

(b) The Company has corporate power and authority to execute and deliver, to take all actions required or permitted to be taken by the Company by or under, and to perform and observe the covenants and agreements on its part contained in, this Agreement, the Mortgage and the Securities.

(c) This Agreement has been duly authorized, executed and delivered by the Company; the Mortgage and the Securities have been duly authorized by the Company and the Mortgage (excluding the Supplemental Indenture) has been duly executed and delivered by the Company; and the Mortgage (excluding the Supplemental Indenture) constitutes a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); at the Closing Date (as defined below), the Mortgage (including the Supplemental Indenture) will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the limitations described above; and the Securities, when executed and authenticated in accordance with the provisions of the Mortgage and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Mortgage (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(d) None of the execution and delivery of this Agreement or the Supplemental Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the articles of incorporation or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties except in the cases of clauses (ii) and (iii) above, for any default or violation that would not have a Material Adverse Effect.

(e) The State Corporation Commission of the State of Kansas (“KCC”) has authorized the issuance of the Securities pursuant to an order dated June 5, 2014. No additional consent, approval, authorization, filing with or order of (i) the Federal Energy Regulatory Commission (the “FERC”) under the Federal Power Act, (ii) the KCC or (iii) to the knowledge of the Company, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Disclosure Package and the Final Memorandum.

(f) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect on the Company, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(g) The Company is not in violation or default of (i) any provision of its articles of incorporation or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii), for violations or defaults which would not reasonably be expected to have a Material Adverse Effect.

(h) The consolidated historical financial statements and schedules of the Company included in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Financial Information” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein.

(i) The statements in the Preliminary Memorandum and the Final Memorandum under the heading “Description of the Bonds” fairly summarize the matters therein described.

(j) the statements included in the Final Memorandum under the caption “Certain U.S. Federal Income Tax Consequences,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

(k) Since the date of the Disclosure Package, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”).

(l) The Preliminary Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(m) The Disclosure Package, as of the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(n) None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(o) None of the Company, its Affiliates, or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) (“General Solicitation”) in connection with any offer or sale of the Securities.

(p) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(q) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.

(r) No registration under the Act of the Securities, or qualification of the Mortgage under the Trust Indenture Act, is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(s) The Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Final Memorandum.

(t) The Company has all necessary consents, authorizations, approvals, orders, certificates, licenses and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Final Memorandum, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

(u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Except as set forth in or contemplated in the Disclosure Package and the Final Memorandum, the Company has not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect.

(w) The Company has no subsidiaries.

(x) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(y) No part of the proceeds from the sale of the Securities hereunder and under the Supplemental Indenture will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(z) The operations of the Company are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.872% of the principal amount thereof, plus accrued interest, if any, from July 2, 2014 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on July 2, 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States, except in a transaction not subject to the registration requirements of the Act in accordance with Rule 144A or Regulation S under the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it is a “qualified institutional buyer” (“QIB”) (as defined in Rule 144A under the Act) and an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(ii) it has not offered or sold, and will not offer or sell, any Securities within the United States as part of their distribution at any time except to persons it reasonably believes to be QIBs, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A;

(iii) neither it nor any person acting on its behalf has or will engage in any form of General Solicitation or has or will make offers or sales of the Securities in any manner involving a public offering (within the meaning of Section 4(a)(2) of the Act) in connection with any offer or sale of the Securities in the United States;

(iv) in the case of offers outside the United States it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be persons other than U.S. persons which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in reliance upon Regulation S under the Securities Act; and

(v) any persons purchasing such Securities from it will be deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions.”

(c) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with the Company with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Disclosure Package, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result, to the best of its knowledge, in compliance with the applicable laws thereof;

(iii) the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act;

(iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 4(b); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

(v) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

5. Agreements. The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum without the prior written consent of the Representatives.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

(h) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of General Solicitation or will make offers or sales of the Securities in any manner involving a public offering (within the meaning of Section 4(a)(2) of the Act) in connection with any offer or sale of the Securities in the United States.

(j) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(k) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l) Each of the Securities will bear, to the extent applicable, the legend contained under “Transfer Restrictions” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(m) The Company will not, from the date hereof until the Closing Date, without the prior written consent of the Representatives offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).

(n) The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(o) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives such information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request.

(p) The Company will comply with all applicable securities and other laws, rules and regulations, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

(q) The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Disclosure Package and the Final Memorandum and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Initial Purchasers, (b) the preparation, printing and distribution of this Agreement, the Mortgage, the Supplemental Indenture, and any Blue Sky Memorandum, (c) the delivery of the Securities to the Initial Purchasers, (d) the reasonable fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Securities under the applicable state securities or Blue Sky laws in accordance with Section 5(f), including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with any Blue Sky survey and any legal investment survey, (f) all fees payable to the Financial Industry Regulatory Authority, Inc. in connection with the review, if any, of the offering of the Securities, (g) any fees charged by rating agencies for rating the Securities and (h) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Mortgage, the Supplemental Indenture and the Securities. Except as specifically provided elsewhere herein, the Initial Purchasers will pay all of their own costs and expenses, including without limitation the fees and expenses of their counsel and the expenses of selling presentations.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Subsequent to the Execution Time and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(b) There shall not have been any Material Adverse Change since the date of the Disclosure Package, that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market or deliver the Securities on the terms and in the manner contemplated in the Disclosure Package; and the Representatives shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by either the chief executive officer or chief financial officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

(c) The Company shall have requested and caused Larry D. Irick, Vice President, General Counsel and Corporate Secretary for the Company (or any other lawyer of the Company reasonably satisfactory to the Representatives), to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Kansas and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect);

(ii) all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as otherwise set forth in the Disclosure Package and the Final Memorandum) are owned directly by the Company’s parent, Westar Energy, Inc. (“Westar”), free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of Westar or the Company, provided that such counsel shall state that he believes that both the Initial Purchasers and he are justified in relying upon such opinions and certificates);

(iii) the Mortgage has been duly authorized, executed and delivered by the Company;

(iv) assuming the due authorization, execution and delivery by the other parties thereto, the Mortgage constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability;

(v) the Mortgage has been duly recorded and filed in each place in which such recording or filing is required to protect and preserve the lien of the Mortgage, and all taxes and recording or filing fees required to be paid in connection with the execution, recording or filing of the Mortgage have been duly paid;

(vi) the Company has good and sufficient title to, or a satisfactory easement in, all the real property, and has good and sufficient title to all the personal property described in the Mortgage as owned by it and subject to the lien of the Mortgage, except any which may have been released from the lien thereof pursuant to the provisions thereof, subject only to (a) minor leases and liens of judgments not prior to the lien of the Mortgage, which, in such counsel’s opinion, do not interfere with the Company’s business, (b) minor defects, irregularities and deficiencies in titles of properties and rights-of-way which, in such counsel’s opinion, do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company, and (c) other permitted liens as defined in the Mortgage; subject to the qualifications set forth in this Section 6(a)(vi), the Mortgage constitutes a valid, direct first mortgage lien upon said properties and upon all franchises owned by the Company, which properties and franchises include all the physical properties and franchises of the Company (other than classes of property expressly excepted in the Mortgage); all physical properties and franchises (other than classes of property expressly excepted in the Mortgage as aforesaid) thereafter acquired by the Company will, upon such acquisition, become subject to the lien thereof, subject, however, to liens permitted thereby and to any liens existing or placed upon such properties at the time of the acquisition thereof by the Company and except as described in the Disclosure Package and the Final Memorandum; and the descriptions of all such properties and assets contained in the granting clauses of the Mortgage are correct and adequate for the purposes of the Mortgage;

(vii) the Securities have been duly authorized, executed, and delivered by the Company;

(viii) when the Securities have been duly executed and authenticated in accordance with the provisions of the Mortgage, the Securities will be valid and binding obligations of the Company, enforceable against them in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Mortgage and to the lien of the Mortgage;

(ix) this Agreement has been duly authorized, executed and delivered by the Company;

(x) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Mortgage and the Securities will not contravene any provision of the laws of the State of Kansas or any federal law of the United States of America (including laws relating specifically to electric utility companies and the electric utility industry) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States, or the articles of incorporation or by-laws (or similar organizational document) of the Company or, to the best knowledge of such counsel, any material agreement or other material instrument binding upon the Company, the Mortgage or the Securities, provided that such counsel need not express an opinion as to federal or state securities or Blue Sky laws, and no consent, approval or authorization of any governmental body or agency under the laws of the State of Kansas or any federal law of the United States of America (except with respect to consents, approvals and authorizations relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States of America or of any foreign jurisdiction is required for the performance by the Company of its obligations under this Agreement, the Mortgage or the Securities, provided that such counsel need not express an opinion as to federal or state securities or Blue Sky laws;

(xi) the Company possesses valid franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the electric utility business in which it is engaged, except in the cases that the failure to possess such franchises, certificates, licenses or permits, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such franchise, certificate of convenience and authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum;

(xii) the statements under the caption “Description of the Bonds” in the Preliminary Memorandum and the Final Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

(xiii) there is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property that is not adequately disclosed in the Disclosure Package and the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect;

(xiv) the Company has complied with K.S.A. §66-125 with respect to the issuance of the Securities. No additional consent, approval, authorization, filing with or order of (a) FERC under the Federal Power Act, (b) the KCC or (c) to the knowledge such counsel, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Disclosure Package and the Final Memorandum.

Such counsel shall also state that nothing has come to his attention that causes him to believe (1) that the Disclosure Package (except for the financial statements and other financial or statistical data derived therefrom that are included therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the Execution Time or as amended or supplemented, if applicable, as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (2) that the Final Memorandum (except for the financial statements and other financial or statistical data derived therefrom that are included therein or omitted therefrom, as to which such counsel is not called upon to express any belief), as of its date or as amended or supplemented, if applicable, at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, such counsel may state that he has not been called upon to pass upon, and that he expresses no view regarding, the financial statements or financial schedules or statistical data derived therefrom or other accounting or financial data included in the Disclosure Package and the Final Memorandum, and that his opinion and belief is based upon his participation in the preparation of the Disclosure Package and the Final Memorandum (as amended or supplemented) and review and discussion of the contents thereof, but is without independent check or verification except as specified.

In expressing his opinion as to questions of the law of jurisdictions other than the State of Kansas and the United States, such counsel may rely to the extent reasonable on such counsel as may be reasonably acceptable to counsel to the Initial Purchasers. In addition, such counsel may reasonably rely as to questions of fact on certificates of responsible officers of the Company.

(d) The Representatives shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, special counsel for the Company, dated the Closing Date, to the effect that:

(i) it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Act, or to qualify the Mortgage under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent offer or resale of any Security;

(ii) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act;

(iii) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Mortgage and the Securities, will not contravene any provision of the laws of the State of New York or any federal law of the United States of America (except with respect to laws relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, the Mortgage and the Securities, provided that such counsel need not express an opinion as to federal or state securities or Blue Sky laws;

(iv) no consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America (except with respect to consents, approvals and authorizations relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, the Mortgage and the Securities, is required for the execution, delivery and performance by the Company of its respective obligations under this Agreement, the Mortgage and the Securities, except such as may be required under federal or state securities or Blue Sky laws as to which such counsel need not express any opinion; and

(v) the statements included in the Final Memorandum under the caption “Certain U.S. Federal Income Tax Consequences,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

In addition, such counsel shall state that nothing has come to the attention of such counsel that causes them to believe that, insofar as relevant to the offering of the Securities, (A) at the Execution Time, the Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Final Memorandum as of its date or as amended or supplemented, if applicable, at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, Davis Polk & Wardwell LLP may state that the primary purpose of its professional engagement is not to establish or confirm factual matters or financial, accounting or quantitative information and that they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Final Memorandum, and they have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in their opinion letter), and that their opinion and belief is based upon their participation in the preparation of the Disclosure Package and the Final Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified. Such counsel shall not be required to express a view as to the conveyance of the Disclosure Package or the information contained therein to investors.

(e) The Representatives shall have received on the Closing Date an opinion and negative assurances letter from Hunton & Williams LLP, counsel for the Initial Purchasers, each dated the Closing Date, covering the matters requested by and in form and substance reasonably satisfactory to the Representatives.

(f) The Representatives shall have received at the Execution Time a letter dated such date and on the Closing Date a letter dated such date, in each case in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information reviewed by them contained in or incorporated by reference in the Disclosure Package and the Final Memorandum and each other firm of independent accountants, if any, who audited or reviewed financial statements contained in or incorporated by reference in the Disclosure Package and the Final Memorandum, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to such financial statements and financial information.

(g) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(h) The Representatives shall have received on the date hereof or on the Closing Date, as applicable, such additional documents as the Representatives shall have reasonably requested to confirm compliance with the conditions to closing listed herein.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Expenses. If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder. This provision shall survive the termination or cancellation of this Agreement.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person, if any, who controls each Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary

Memorandum, the Disclosure Package (as amended or supplemented), any Issuer Written Information, the Final Memorandum (as amended or supplemented), or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, are based upon or are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Disclosure Package (as amended or supplemented), any Issuer Written Information or the Final Memorandum (as amended or supplemented).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and, upon advice of counsel the Indemnified Party concludes that counsel chosen by the Indemnifying Party to represent the Indemnified Party would be inappropriate due to actual or potential differing interests between the Indemnifying Party and the Indemnified Party or (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and disbursements of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and disbursements shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control person of the Initial Purchasers, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such directors, officers and controlling person of the Company, such firm shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify, to the extent provided for in the two immediately preceding paragraphs, the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in the first or second paragraph this Section 8 is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities for which indemnification is provided herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as the net proceeds to the Company from the offering of the Securities (before deducting expenses) bears to the total underwriting discounts and commissions received by the Initial Purchasers in respect thereof, in each case as set forth in the table on the cover page of the Final Memorandum. The relative fault of the Company and the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph and the preceding paragraph. Notwithstanding the provisions of this Section 8, in no case shall any Initial Purchaser be responsible for any amount in excess of the amount by which the total price at which Securities sold by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the aggregate amount of the Securities which such defaulting Initial Purchaser or Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Securities to be purchased on such date, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase; provided that in no event shall the amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Securities without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities and the aggregate amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given by the Representatives to the Company, if (a) after the Execution Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the Financial Industry Regulatory Authority, Inc., (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable or inadvisable to market or deliver the Securities on the terms and in the manner contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) and this Agreement.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Barclays (fax no.: (646) 834-8133) and confirmed to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; J.P. Morgan (fax no.: (212) 834-6081) and confirmed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk, 3rd Floor; Mitsubishi (fax no.: (646) 434-3455) and confirmed to Mitsubishi UFJ Securities (USA), Inc. at 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Capital Markets Group, or, if sent to the Company, will be mailed, delivered or telefaxed to (785) 575-8136 and confirmed to it at 818 South Kansas Avenue, Topeka, KS 66612, attention of the Legal Department.

13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

17. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the transactions contemplated hereunder.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

19. No Fiduciary Duty. The Company acknowledges and agrees that the Initial Purchasers are each acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby

(including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that the Initial Purchasers are acting in such capacity in connection with the offering of the Securities contemplated hereby. Additionally, none of the Initial Purchasers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Barclays” shall mean Barclays Capital Inc.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Closing Date” shall have the meaning provided in Section 3 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, collectively, (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“J.P. Morgan” shall mean J.P. Morgan Securities LLC.

“Mitsubishi” shall mean Mitsubishi UFJ Securities (USA), Inc.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

KANSAS GAS AND ELECTRIC COMPANY

By:	/s/ Anthony D. Somma
Name: Anthony D. Somma
Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Robert A. Stowe
Name: Robert A. Stowe
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Brian Cogliandro
Name: Brian Cogliandro
Title: Managing Director

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Barclays Capital Inc.	$58,750,000
J.P. Morgan Securities LLC	58,750,000
Mitsubishi UFJ Securities (USA), Inc.	58,750,000
Merrill Lynch, Pierce, Fenner & Smith	14,375,000
Incorporated
BNP Paribas Securities Corp.	11,875,000
BNY Mellon Capital Markets, LLC	11,875,000
Deutsche Bank Securities Inc.	11,875,000
Goldman, Sachs & Co.	11,875,000
Wells Fargo Securities, LLC	11,875,000
Total	$250,000,000

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SCHEDULE II

June 25, 2014

FINAL TERM SHEET

Issuer:	Kansas Gas and Electric Company
Security:	First Mortgage Bonds, 4.30% Series due 2044
Distribution:	Rule 144A/Regulation S
Principal Amount:	$250,000,000
Maturity Date:	July 15, 2044
Issue Price:	99.747%
Coupon:	4.30%
Interest Payment Dates:	January 15 and July 15, beginning
January 15, 2015
Benchmark Treasury:	3.625% due February 15, 2044
Benchmark Treasury Yield:	3.365%
Re-Offer Spread to Benchmark Treasury:	+95 bps
Re-Offer Yield:	4.315%
Optional Redemption:	Prior to January 15, 2044, at any time at a discount
rate of Treasury plus 15 bps.
On or after January 15, 2044, at any time at par.
Issuance of Additional Bonds:	As of March 31, 2014, approximately $1.0 billion
principal amount of additional first mortgage bonds
could be issued under the most restrictive
provisions of the Company’s mortgage, taking into
account the issuance of $250 million aggregate
principal amount of first mortgage bonds offered
hereby and the redemption of $177.5 million
aggregate principal amount of pollution control
bonds secured under the mortgage on June 1, 2014.
Trade Date:	June 25, 2014
Settlement Date:	July 2, 2014 (T+5)
Ratings*:	Moody’s: A2 (stable); S&P: A (stable); Fitch: A-
(positive)
CUSIP/ISIN:	Rule 144A: 485260BM4/US485260BM43
Regulation S: U4914MAA3/USU4914MAA37
Joint Book-Running Managers:	Barclays Capital Inc.
J.P. Morgan Securities LLC
Mitsubishi UFJ Securities (USA), Inc.
Senior Co-Manager:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Co-Managers:	BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Wells Fargo Securities, LLC

This communication is confidential and is for your information only and is not intended to be used by anyone other than you. The information in this communication does not purport to be a complete description of these securities or the offering. For a complete description, please refer to the Preliminary Offering Memorandum and the Offering Memorandum (when available).

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These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A and outside the United States solely to non-U.S. persons as defined under Regulation S.

You may obtain a copy of the Preliminary Offering Memorandum and Final Offering Memorandum (when available) for this transaction by calling sales representatives of Barclays Capital Inc., J.P. Morgan Securities LLC or Mitsubishi UFJ Securities (USA), Inc.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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